Exhibit 99.1

News Release

Weatherford Announces Fourth-Quarter and Full-Year 2020 Results

•Revenues of $842 million in the fourth quarter increased 4% sequentially, from 15% growth in North America and 2% internationally
•Fourth-quarter operating loss of $107 million and adjusted EBITDA [1][2] of $98 million
•Cash provided by operating activities of $22 million in the fourth quarter and unlevered free cash flow [1] of $95 million
•Full-year revenues of $3.7 billion declined 29% year-on-year, from declines of 22% internationally and 45% in North America
•Full-year operating loss of $1.5 billion and adjusted EBITDA [1][2] of $459 million
•Full-year cash provided by operating activities of $210 million and free cash flow [1] of $78 million
•Total cash remained essentially unchanged from the prior quarter, ending at $1.3 billion [3]

Note: Upon completing its financial restructuring in late 2019, the Company adopted fresh-start accounting resulting in Weatherford becoming a new entity for accounting and financial reporting purposes. As required by GAAP, results up to and including December 13, 2019 are presented separately as the predecessor period (the “Predecessor” period) and results from December 14, 2019 and onwards are presented as the successor period (the “Successor” period). The results from these Predecessor and Successor periods are not comparable. Nevertheless, for discussion purposes herein, the Company combined the results of the Predecessor and Successor periods as we believe the 18 days of the Successor period in 2019 is not a significant period of time impacting the 2019 combined results and that this provides the most meaningful basis to analyze our results.

Houston, February 17, 2021 – Weatherford International plc (OTC Pink: WFTLF) (“Weatherford” or the “Company”) announced today its results for the fourth quarter and full-year 2020.
Revenues for the fourth quarter of 2020 were $842 million, compared to revenue of $985 million and $261 million in the Predecessor and Successor periods of the fourth quarter of 2019, respectively. Reported operating loss was $107 million in the fourth quarter of 2020, compared to an operating loss of $316 million and operating income of $1 million in the Predecessor and Successor periods of the fourth quarter of 2019, respectively. The Company’s fourth-quarter 2020 net loss was $200 million, compared to net income of $5.3 billion and a net loss of $26 million in the Predecessor and Successor periods of the fourth quarter of 2019, respectively. Fourth-quarter 2020 cash flows provided by operations were $22 million, compared to cash flows used in operations of $68 million and cash flows provided by operations of $61 million in the Predecessor and Successor periods of the fourth quarter of 2019, respectively. Capital expenditures were $54 million in the fourth quarter of 2020, compared to $73 million and $20 million in the Predecessor and Successor periods of the fourth quarter of 2019, respectively.
Revenues for full-year 2020 were $3.7 billion, compared to revenue of $5.0 billion and $261 million in the Predecessor and Successor periods in 2019, respectively. Reported full-year operating loss was $1.5 billion in 2020, compared to a $1.2 billion loss and income of $1 million in the Predecessor and Successor periods in 2019, respectively. The Company’s full-year 2020 net loss was $1.9 billion, compared to net income of $3.7 billion and a net loss of $26 million in the Predecessor and Successor periods in 2019, respectively. Full-year 2020 cash flows provided by operations were $210 million, compared to cash flows used in operations of $747 million and provided by operations of $61 million in the Predecessor and Successor periods in 2019, respectively. Capital expenditures for full-year 2020 were $154 million, compared to $250 million and $20 million in the Predecessor and Successor periods in 2019, respectively.
On a non-GAAP basis:
•Fourth-quarter 2020
◦Adjusted EBITDA [1][2] of $98 million declined 6% sequentially and 37% versus the combined fourth quarter of 2019, reflecting year-on-year decrementals of 14% [4]. Excluding the one-time gain on sale of operational assets from the third quarter of 2020, adjusted EBITDA increased by 7% sequentially
◦Unlevered free cash flow [1] of $95 million improved $167 million versus the combined fourth quarter of 2019
•Full-year 2020
◦Adjusted EBITDA [1][2] of $459 million decreased 22% versus the combined full-year 2019, reflecting year-on-year decrementals of 9% [4]; associated margins improved by 112 basis points year-on-year to 12%
◦Free cash flow [1] of $78 million improved $950 million from the combined full-year 2019

Girish Saligram, President and Chief Executive Officer, commented, “The past year was extremely challenging for our industry, and I’m pleased with the Company’s performance in a tough environment. Our focus on leveraging our portfolio, expanding margins and enhancing liquidity continued to build through the fourth quarter, resulting in strong operational performance. Fourth-quarter 2020 revenues increased by 4% sequentially, comprised of growth of 15% in North America and 2% internationally. We achieved another quarter of double-digit adjusted EBITDA margins, and full-year 2020 adjusted EBITDA decrementals were limited to 9% year-on-year. Our results are a testament to our employees’ commitment to performance and I am extremely grateful for their resilience, creativity and dedication to our customers and the Company.
“I have outlined our multi-year objective of delivering sustainable profitability and free cash flow, and in 2020 we built a strong foundation to enable the achievement of this goal. We leveraged our broad product and service portfolio, driving full-year revenue growth in strategic international markets, including a number of countries in the Middle East, despite significant reductions in activity and customer spending. We acted decisively, implementing actions that exceeded our annualized cost savings targets of over $800 million. We generated $78 million of positive free cash flow in 2020, an improvement of $950 million year-on-year, through improved operating performance, disciplined capital allocation and expenditures, and reduced working capital. In conjunction with the refinancing transactions, these actions strengthened the Company’s liquidity position, with Weatherford ending the year with $1.3 billion of total cash, which provides flexibility to operate through this environment.
“While commodity prices and industry activity have generally improved from earlier this year and we are optimistic that the market is in the early stages of a broader recovery, particularly as we look ahead to the second half of 2021, there is continued uncertainty around the timing and magnitude of a recovery, primarily due to the COVID-19 pandemic and its impact on economic activity.
“To continue our journey towards achieving sustainable profitability and positive free cash flow, we have built our 2021 cost plan assuming activity levels remain flat versus 2020 exit levels. We have also identified several focus areas to continue driving improvements. To further our margin expansion, we will continue to improve our profitability in North America, simplify our organization, and we are implementing initiatives to improve the variable cost profile of our operations. To drive our cash flow performance, we will capitalize on our margin improvements, remain disciplined when evaluating and allocating capital expenditures, and we will implement new processes to catalyze further working capital efficiencies. The achievement of these focus areas is not predicated on a recovery in market activity and we look forward to sharing updates on our progress throughout the year.”
Notes:
[1] Adjusted EBITDA excludes, among other items, impairments of long-lived assets and goodwill as well as write-offs of property plant and equipment, right-of-use assets, and inventory. Free cash flow is calculated as cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from the disposition of assets. Unlevered free cash flow is calculated as free cash flow plus cash paid for interest. Adjusted EBITDA, free cash flow and unlevered free cash flow are non-GAAP measures. Each measure is defined and reconciled to the most directly comparable GAAP measure in the tables below.
[2] In the first quarter of 2020 the Company began reporting adjusted EBITDA excluding stock-based compensation expense. Additional detail for the current and historical periods is provided in the tables below.
[3] Includes cash and cash equivalents and restricted cash.
[4] Decrementals calculated as the change in adjusted EBITDA between two periods divided by the corresponding change in revenue.

Leveraging Our Portfolio
•Weatherford was awarded a contract from a major operator in Asia to deploy the TR1PTM single-trip completion system for two deepwater wells. TR1P is the industry’s first digitally-enabled single-trip deepwater completion system. Our equipment will be used exclusively to install the upper and lower sand face completion. The award is recognition of the value that TR1P is delivering to customers, including through reductions in rig time, personnel on board, improved logistics, and eliminating the need for intervention services.
•Weatherford was awarded two five-year contract extensions from a National Oil Company in the Middle East for Liner Hangers and Tubular Running Services, including the Company’s VeroTM automated connection integrity solution. The extensions enable Weatherford to continue to deliver on its consistent service quality and safety metrics, having gone nearly 20 years without a lost-time incident resulting from its liner hanger operations in this country, and to continue deploying technology to improve efficiencies.
•A major integrated energy operator awarded the Company a multi-year contract to provide annular Safety Valve solutions in the Caspian Sea. Apart from delivering unmatched performance, our offering utilizes unique technology that enables installations to be completed faster and safer than traditional operations.
•In the Middle East, an operator utilized multiple applications of Weatherford’s Managed Pressure Drilling (MPD) solution to drill the longest-ever offshore well section in the region (6,700 ft). The operation used pressurized mud cap drilling as well as constant bottom hole pressure applications to drill the section, install and cement a liner. The use of these managed pressure methods enabled the well to be delivered days ahead of schedule, saving the customer millions of dollars in rig time.
•Weatherford provided an integrated solution to an IOC in Argentina in the Vaca Muerta formation to complete a well in the region’s fastest recorded time. The Company combined its Revolution® rotary steerable system, MPD, and Vero solutions, enabling the customer to drill the well’s production section in under seven days or approximately 60% off the original plan. Moreover, the Vero solution delivered the customer’s fastest-ever casing running in this field.
•The Company recorded several production-related achievements in the United States. In the Bakken, Weatherford deployed its Rotaflex® 1160 long-stroke pumping unit for the first time, bridging the gap between ESP and traditional forms of lift, thus eliminating the need for the commonly used secondary ESP and saving the customer significant OPEX costs. The Company also received an award to install its ForeSite® Flow multiphase flowmeter package on an operator’s wells in the Permian Basin. Additionally, Weatherford received approval from regulatory agencies in North Dakota and Texas to use ForeSite Flow as an allocation measurement tool, replacing the cost and footprint of a traditional test separator package and allowing for continuous flow measurement on each well.
•Weatherford received multiple safety awards during the quarter in the Middle East, Latin America, and Russia, including two CEO HSE awards from National Oil Companies in the Middle East in recognition of the Company’s outstanding HSE performance.

Expanding Our Margins
Full-year 2020 adjusted EBITDA margins improved by 112 basis points year-on-year, despite a 29% reduction in revenue. The corresponding EBITDA decrementals were limited to 9%, primarily due to the Company’s meaningful cost reduction actions.
Fourth-quarter 2020 adjusted EBITDA margins declined 129 basis points sequentially, largely due to the non-repeat of a $12 million gain on the sale of operational assets during the third quarter. Excluding the impact of that transaction, adjusted EBITDA margins increased 20 basis points sequentially.
Enhancing Our Liquidity
The Company maintained its disciplined focus on cash flow during the quarter and ended the year with ample liquidity. Unlevered free cash flow of $95 million in the fourth quarter of 2020 improved by over $165 million versus the prior year, despite a 37% reduction in adjusted EBITDA. Full-year 2020 free cash flow of $78 million and unlevered free cash flow of $310 million, improved by over $900 million year-on-year due to the Company’s efforts to control costs and reduce net working capital and capital expenditures, as well as the non-repeat of cash outflows in 2019 associated with the Company’s financial restructuring. Total cash of approximately $1.3 billion as of December 31, 2020 was essentially unchanged from the prior quarter and liquidity improved by approximately $270 million year-on-year as the net benefit from the refinancing transactions was bolstered by positive free cash flow.
Results by Operating Segment
Western Hemisphere

	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/01/19 to	Combined	Variance
($ in Millions)	12/31/20	9/30/20	12/31/19	12/13/19	Results	Seq.		YoY
Revenues:
North America	$201	$175	$68	$289	$357	15%		(44)%
Latin America	171	141	53	211	264	21%		(35)%
Total Revenues	$372	$316	$121	$500	$621	18%		(40)%

Adjusted Segment EBITDA	$41	29	$10	$54	$64	41%		(36)%
% Margin	11%	9%	8%	11%	10%	180	bps	70	bps

Fourth-quarter 2020 Western Hemisphere revenues of $372 million increased 18% sequentially and decreased 40% year-on-year.
In North America, fourth-quarter 2020 revenues of $201 million increased by 15% sequentially primarily due to increased Completion and Production sales in the United States and Canada and seasonal activity increases in Canada.

Fourth-quarter 2020 revenues of $171 million in Latin America increased 21% sequentially, driven by increased activity and year-end product sales in Argentina and Colombia, partially offset by lower activity in Mexico largely due to weather-related project delays.
Fourth-quarter 2020 adjusted segment EBITDA of $41 million increased $12 million sequentially and associated margins of 11% improved by 180 basis points versus the third quarter of 2020. The growth in adjusted segment EBITDA was primarily driven by increased activity and product sales in Latin America.
Eastern Hemisphere

	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/01/19 to	Combined	Variance
($ in Millions)	12/31/20	9/30/20	12/31/19	12/13/19	Results	Seq.		YoY
Revenues:
Middle East, North Africa & Asia	$289	$319	$88	$298	$386	(9)%		(25)%
Europe, SSA & Russia	181	172	52	187	239	5%		(24)%
Total Revenues	$470	$491	$140	$485	$625	(4)%		(25)%

Adjusted Segment EBITDA	$87	104	$30	$84	$114	(16)%		(24)%
% Margin	19%	21%	21%	17%	18%	(270)	bps	30	bps

Fourth-quarter 2020 Eastern Hemisphere revenues of $470 million declined 4% sequentially and 25% year-on-year.
In the Middle East, North Africa, and Asia, fourth-quarter 2020 revenues of $289 million declined 9% sequentially, primarily due to reduced drilling activity across the Middle East, the non-repeat of Completion and Production sales in Saudi Arabia from the third quarter of 2020 and projects reaching the end of their work scope in Asia.
Fourth-quarter 2020 revenues in Europe, Sub Saharan Africa and Russia of $181 million increased 5% sequentially, primarily due to increased Completion and Production sales in the North Sea and the Mediterranean, which was partially offset by seasonally lower drilling activity in Russia.
Fourth-quarter 2020 adjusted segment EBITDA of $87 million decreased $17 million sequentially, and associated margins of 19% declined 270 basis points versus the third quarter of 2020. The sequential decline in adjusted segment EBITDA was driven primarily by the non-repeat of a $12 million one-time gain on operational asset sales and, to a lesser extent, lower activity and product sales in the Middle East and Asia. Excluding the impact of the one-time gain on operational asset sales, fourth quarter 2020 adjusted segment EBITDA margins declined by 20 basis points.
Restructuring Charges
Weatherford recorded restructuring and other charges of $89 million during the quarter, primarily related to the Company’s facility consolidations and headcount reductions.

About Weatherford
Weatherford is a leading wellbore and production solutions company. Operating in more than 75 countries, the Company answers the challenges of the energy industry with its global talent network of approximately 17,200 team members and approximately 390 operating locations, including manufacturing, research and development, service, and training facilities. Visit https://www.weatherford.com/ for more information or connect on LinkedIn, Facebook, Twitter, Instagram, or YouTube.
Conference Call Details
Weatherford will host a conference call on Thursday, February 18, 2021, to discuss the results for the fourth quarter and full year ending December 31, 2020. The conference call will begin at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).
Listeners are encouraged to download the accompanying presentation slides which will be available in the investor relations section of the Company’s website.
Listeners can participate in the conference call via a live webcast at https://www.weatherford.com/en/investor-relations/investor-news-and-events/events/ or by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Listeners should log in or dial in approximately 10 minutes prior to the start of the call.
A telephonic replay of the conference call will be available until March 4, 2021, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 877-344-7529 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 10150677.
###
Contacts
For Investors:
Sebastian Pellizzer
Senior Director, Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

For Media:
Kelley Hughes
Director, Global Communications
+1 713-836-4193
kelley.hughes@weatherford.com

Forward-Looking Statements
This news release contains forward-looking statements concerning, among other things, the Company’s quarterly and full-year net debt, forecasts or expectations regarding business outlook, cost savings plans, and capital expenditures, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and depressed commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Weatherford International plc
Quarterly Condensed Consolidated Statements of Operations (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/1/19 to	Combined
	12/31/20	09/30/20	12/31/19	12/13/19	Results
Revenues:
Western Hemisphere	$372	$316	$121	$500	$621
Eastern Hemisphere	470	491	140	485	625
Total Revenues	842	807	261	985	1,246
Operating Income (Loss):
Western Hemisphere	14	(2)	(4)	19	15
Eastern Hemisphere	(1)	5	10	30	40
Segment Operating Income	13	3	6	49	55
Corporate	(31)	(28)	(5)	(23)	(28)
Impairments and Other Charges [1]	3	(16)	—	(254)	(254)
Restructuring Charges	(92)	(31)	—	(96)	(96)
Gain on Sale of Operational Assets	—	12	—	—	—
Gain on Sale of Business	—	—	—	8	8
Total Operating Income (Loss)	(107)	(60)	1	(316)	(315)
Other Income (Expense):
Interest Expense, Net	(70)	(79)	(12)	(21)	(33)
Reorganization Items	—	—	(4)	5,692	5,688
Other Expense, Net	3	(20)	—	(8)	(8)
Net Income (Loss) Before Income Taxes	(174)	(159)	(15)	5,347	5,332
Income Tax Provision	(21)	(8)	(9)	(59)	(68)
Net Income (Loss)	(195)	(167)	(24)	5,288	5,264
Net Income Attributable to Noncontrolling Interests	5	7	2	9	11
Net Income (Loss) Attributable to Weatherford	$(200)	$(174)	$(26)	$5,279	$5,253

Basic and Diluted Loss Per Share	$(2.87)	$(2.48)	$(0.37)	$5.26	n/a
Basic and Diluted Weighted Average Shares Outstanding	70	70	70	1,004	n/a
[1]See Quarterly Selected Statements of Operations Information Table for details of the impairments and other charges by quarter.

Weatherford International plc
Full Year Condensed Consolidated Statements of Operations (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor		Predecessor	2019
	Year	Period From	Period From	Non-GAAP
	Ended	12/14/19 to	1/1/19 to	Combined
	12/31/20	12/31/19	12/13/19	Results
Revenues:
Western Hemisphere	$1,586	$121	$2,620	$2,741
Eastern Hemisphere	2,099	140	2,334	2,474
Total Revenues	3,685	261	4,954	5,215
Operating Income (Loss):
Western Hemisphere	18	(4)	54	50
Eastern Hemisphere	37	10	134	144
Segment Operating Income	55	6	188	194
Corporate	(111)	(5)	(118)	(123)
Impairments and Other Charges [1]	(1,236)	—	(1,104)	(1,104)
Restructuring Charges	(206)	—	(189)	(189)
Prepetition Charges	—	—	(86)	(86)
Gain on Sale of Operational Assets	12	—	15	15
Gain on Sale of Business	—	—	112	112
Total Operating Income (Loss)	(1,486)	1	(1,182)	(1,181)
Other Income (Expense):
Interest Expense, Net	(266)	(12)	(362)	(374)
Reorganization Items	(9)	(4)	5,389	5,385
Other Expense, Net	(53)	—	(26)	(26)
Net Income (Loss) Before Income Taxes	(1,814)	(15)	3,819	3,804
Income Tax Provision	(85)	(9)	(135)	(144)
Net Income (Loss)	(1,899)	(24)	3,684	3,660
Net Income Attributable to Noncontrolling Interests	22	2	23	25
Net Income (Loss) Attributable to Weatherford	$(1,921)	$(26)	$3,661	$3,635

Basic and Diluted Loss Per Share	$(27.44)	$(0.37)	$3.65	n/a
Basic and Diluted Weighted Average Shares Outstanding	70	70	1,004	n/a
[1]See Full Year Selected Statements of Operations Information Table for details of the impairments and other charges by quarter.

Weatherford International plc
Selected Balance Sheet Data (Unaudited)
($ in Millions)

	12/31/2020	12/31/2019
Assets:
Cash and Cash Equivalents	$1,118	$618
Restricted Cash	167	182
Accounts Receivable, Net	826	1,241
Inventories, Net	717	972

Property, Plant and Equipment, Net	1,236	2,122
Goodwill	—	239
Intangibles, Net	810	1,114

Liabilities:
Accounts Payable	325	585
Short-term Borrowings and Current Portion of Long-term Debt	13	13
Long-term Debt	2,601	2,151

Shareholders’ Equity:
Total Shareholders’ Equity	937	2,916

Components of Net Debt [1]:
Short-term Borrowings and Current Portion of Long-term Debt	13	13
Long-term Debt	2,601	2,151
Less: Cash and Cash Equivalents	1,118	618
Less: Restricted Cash	167	182
Net Debt [1]	$1,329	$1,364
[1] Net debt is a non-GAAP measure calculated as total short- and long-term debt less cash and cash equivalents and restricted cash.

Weatherford International plc
Selected Cash Flows Information (Unaudited)
($ in Millions)

	Successor		Predecessor	2019	Successor
	Year	Period From	Period From	Non-GAAP	Three Months
	Ended	12/14/19 to	01/01/2019 to	Combined	Ended
	12/31/2020	12/31/2019	12/13/2019	Results	12/31/2020
Cash Flows From Operating Activities:
Net Income (Loss)	$(1,899)	$(24)	$3,684	$3,660	$(195)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided By (Used In) Operating Activities:
Depreciation and Amortization	503	34	447	481	116
Gain on Settlement of Liabilities Subject to Compromise	—	—	(4,297)	(4,297)	—
Reorganization Items	—	—	(1,161)	(1,161)	—
Impairments and Other Adjustments	1,318	—	1,013	1,013	75
Working Capital [a]	192	(25)	(422)	(447)	86
Other Operating Activities	96	76	(11)	65	(60)
Net Cash Provided By (Used In) Operating Activities	210	61	(747)	(686)	22

Cash Flows From Investing Activities:
Capital Expenditures for Property, Plant and Equipment	(154)	(20)	(250)	(270)	(54)
Proceeds from Disposition of Assets	22	—	84	84	9
Proceeds from Disposition of Businesses and Investments	11	7	328	335	10
Other Investing Activities	46	(1)	(13)	(14)	25
Net Cash Provided by (Used in) Investing Activities	(75)	(14)	149	135	(10)

Cash Flows From Financing Activities:
Borrowings of Long-term Debt	453	—	1,600	1,600	(4)
Repayments of Long-term Debt	(9)	(1)	(318)	(319)	(2)
Borrowings (Repayments) of Short-term Debt, Net	(27)	(1)	(347)	(348)	(5)
Debtor in Possession Financing Fees and Payments on Backstop Agreement	—	—	(137)	(137)	—
Other Financing Activities	(69)	—	(49)	(49)	(17)
Net Cash Provided by (Used In) Financing Activities	$348	$(2)	$749	$747	$(28)
[a] Working capital is defined as the cash changes in accounts receivable plus inventory less accounts payable.

Weatherford International plc
Quarterly Selected Statements of Operations Information (Unaudited)
($ in Millions)

	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/01/19 to	Combined
	12/31/20	9/30/20	12/31/19	12/13/19	Results
Revenues
Western Hemisphere	$372	$316	$121	$500	$621
Eastern Hemisphere	470	491	140	485	625
Total Revenues	$842	$807	$261	$985	$1,246

Adjusted EBITDA[1]
Western Hemisphere	$41	$29	$10	$54	$64
Eastern Hemisphere	87	104	30	84	114
Adjusted Segment EBITDA	128	133	40	138	178
Corporate	(30)	(29)	(5)	(18)	(23)
Total Adjusted EBITDA	$98	$104	$35	$120	$155

Operating Income (Loss)
Western Hemisphere	$14	$(2)	$(4)	19	$15
Eastern Hemisphere	(1)	5	10	30	40
Segment Operating Income	13	3	6	49	55
Corporate	(31)	(28)	(5)	(23)	(28)
Long-lived Asset Impairments	4	—	—	—	—
Other Charges	(1)	(16)	—	(254)	(254)
Restructuring Charges	(92)	(31)	—	(96)	(96)
Gain on Sale of Operational Assets	—	12	—	—	—
Gain on Sale of Business	—	—	—	8	8
Total Operating Income (Loss)	$(107)	$(60)	$1	$(316)	$(315)

Depreciation and Amortization
Western Hemisphere	$27	31	$14	$34	$48
Eastern Hemisphere	88	87	20	54	74
Corporate	1	(1)	—	2	2
Total Depreciation and Amortization	$116	117	$34	$90	$124
[1]In the first quarter of 2020 the Company began reporting adjusted EBITDA excluding the burden of share-based compensation and historical periods have been restated to reflect this methodology. We had an immaterial amount of share-based compensation during 2020 and $4 million and $24 million for the three and twelve months Predecessor Period ended December 31, 2019, respectively. A portion of share-based compensation related to a reorganization adjustment for the acceleration of share-based compensation is recorded in Other Charges above. Total share-based compensation for 2019 was $46 million. For certain of the periods presented, the Eastern Hemisphere Adjusted Segment EBITDA includes the Gain on Sale of Operational Assets.

Weatherford International plc
Full Year Selected Statements of Operations Information (Unaudited)
($ in Millions)

	Successor		Predecessor	2019
	Year	Period From	Period From	Non-GAAP
	Ended	12/14/19 to	01/01/19 to	Combined
	12/31/20	12/31/19	12/13/19	Results
Revenues
Western Hemisphere	$1,586	$121	$2,620	$2,741
Eastern Hemisphere	2,099	140	2,334	2,474
Total Revenues	$3,685	$261	$4,954	$5,215

Adjusted EBITDA[1]
Western Hemisphere	$152	$10	$229	$239
Eastern Hemisphere	418	30	421	451
Adjusted Segment EBITDA	570	40	650	690
Corporate	(111)	(5)	(94)	(99)
Total Adjusted EBITDA	459	35	556	$591

Operating Income (Loss)
Western Hemisphere	$18	$(4)	$54	$50
Eastern Hemisphere	37	10	134	144
Segment Operating Income	55	6	188	194
Corporate	(111)	(5)	(118)	(123)
Goodwill Impairment	(239)	—	(730)	(730)
Long-lived Asset Impairments	(814)	—	(20)	(20)
Restructuring Charges	(206)	—	(189)	(189)
Other Charges	(183)	—	(354)	(354)
Prepetition Charges	—	—	(86)	(86)
Gain on Sale of Operational Assets	12	—	15	15
Gain on Sale of Business	—	—	112	112
Total Operating Income (Loss)	$(1,486)	$1	$(1,182)	$(1,181)

Depreciation and Amortization
Western Hemisphere	$134	$14	$171	$185
Eastern Hemisphere	369	20	269	289
Corporate	—	—	7	7
Total Depreciation and Amortization	$503	$34	$447	$481
[1]In the first quarter of 2020 the Company began reporting adjusted EBITDA excluding the burden of share-based compensation and historical periods have been restated to reflect this methodology. We had an immaterial amount of share-based compensation during 2020 and $4 million and $24 million for the three and twelve months Predecessor Period ended December 31, 2019, respectively. A portion of share-based compensation related to a reorganization adjustment for the acceleration of share-based compensation is recorded in Other Charges above. Total share-based compensation for 2019 was $46 million. For certain of the periods presented, the Eastern Hemisphere Adjusted Segment EBITDA includes the Gain on Sale of Operational Assets.

Weatherford International plc
($ in Millions)
Quarterly Selected Statements of Operations Information (Unaudited) - Product Line Revenues

	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/01/19 to	Combined
Product Line Revenues	12/31/20	9/30/20	12/31/19	12/13/19	Results
Product Line Revenue by Hemisphere:
Completion and Production	$227	$170	$69	$261	$330
Drilling, Evaluation and Intervention	145	146	52	239	291
Western Hemisphere	372	316	121	500	621

Completion and Production	237	241	67	205	272
Drilling, Evaluation and Intervention	233	250	73	280	353
Eastern Hemisphere	470	491	140	485	625

Total Completion and Production	464	411	136	466	602
Total Drilling, Evaluation and Intervention	378	396	125	519	644
Total Product Line Revenues	$842	$807	$261	$985	$1,246

Full Year Selected Statements of Operations Information (Unaudited) - Product Line Revenues

	Successor		Predecessor	2019
	Year	Period From	Period From	Non-GAAP
	Ended	12/14/19 to	1/1/19 to	Combined
Product Line Revenues	12/31/20	12/31/19	12/13/19	Results
Product Line Revenue by Hemisphere:
Completion and Production	$859	$69	$1,357	$1,426
Drilling, Evaluation and Intervention	727	52	1,263	1,315
Western Hemisphere	1,586	121	2,620	2,741

Completion and Production	1,020	67	975	1,042
Drilling, Evaluation and Intervention	1,079	73	1,359	1,432
Eastern Hemisphere	2,099	140	2,334	2,474

Total Completion and Production	1,879	136	2,332	2,468
Total Drilling, Evaluation and Intervention	1,806	125	2,622	2,747
Total Product Line Revenues	$3,685	$261	$4,954	$5,215

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP financial measures and ratios (as defined under the SEC’s Regulation G and Item 10(e) of Regulation S-K) may provide users of this financial information additional meaningful comparisons between current results and results of prior periods and comparisons with peer companies. The non-GAAP amounts shown in the following tables should not be considered as substitutes for operating income, provision for income taxes, net income or other data prepared and reported in accordance with GAAP, but should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.

Weatherford International plc
Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/1/19 to	Combined
	12/31/20	9/30/20	12/31/19	12/13/19	Results
Operating Income (Loss):
GAAP Operating Income (Loss)	$(107)	$(60)	$1	$(316)	$(315)
Impairments and Other Charges	(3)	16	—	254	254
Restructuring Charges	92	31	—	96	96
Gain on Sale of Operational Assets	—	(12)	—	—	—
Gain on Sale of Business	—	—	—	(8)	(8)
Operating Non-GAAP Adjustments	89	35	—	342	342
Non-GAAP Adjusted Operating Income (Loss)	$(18)	$(25)	$1	$26	$27

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$(174)	$(159)	$(15)	$5,347	$5,332
Operating Non-GAAP Adjustments	89	35	—	342	342
Reorganization Items	—	—	4	(5,692)	(5,688)
Non-GAAP Adjustments Before Taxes	89	35	4	(5,350)	(5,346)
Non-GAAP Loss Before Income Taxes	$(85)	$(124)	$(11)	$(3)	$(14)

Benefit (Provision) for Income Taxes:
GAAP Provision for Income Taxes	$(21)	$(8)	$(9)	$(59)	$(68)
Tax Effect on Non-GAAP Adjustments	(3)	(3)	—	24	24
Non-GAAP Benefit (Provision) for Income Taxes	$(24)	$(11)	$(9)	$(35)	$(44)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$(200)	$(174)	$(26)	$5,279	$5,253
Non-GAAP Adjustments, net of tax	86	32	4	(5,326)	(5,322)
Non-GAAP Net Loss	$(114)	$(142)	$(22)	$(47)	$(69)

Diluted Loss Per Share Attributable to Weatherford:
GAAP Diluted Loss per Share	$(2.87)	$(2.48)	$(0.37)	$5.26	n/a
Non-GAAP Adjustments, net of tax	1.24	0.45	0.06	(5.31)	n/a
Non-GAAP Diluted Loss per Share	$(1.63)	$(2.03)	$(0.31)	$(0.05)	n/a

Weatherford International plc
Full Year Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
($ in Millions, Except Per Share Amounts)

	Successor		Predecessor	2019
	Year	Period From	Period From	Non-GAAP
	Ended	12/14/19 to	01/01/19 to	Combined
	12/31/20	12/31/19	12/13/19	Results
Operating Income (Loss):
GAAP Operating Income (Loss)	$(1,486)	$1	$(1,182)	$(1,181)
Impairments and Other Charges	1,236	—	1,104	1,104
Restructuring Charges	206	—	189	189
Prepetition Charges	—	—	86	86
Gain on Sale of Operational Assets	(12)	—	(15)	(15)
Gain on Sale of Business	—	—	(112)	(112)
Operating Non-GAAP Adjustments	1,430	—	1,252	1,252
Non-GAAP Adjusted Operating Income (Loss)	$(56)	$1	$70	$71

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$(1,814)	$(15)	$3,819	$3,804
Operating Non-GAAP Adjustments	1,430	—	1,252	1,252
Reorganization Items	9	4	(5,389)	(5,385)
Non-GAAP Adjustments Before Taxes	1,439	4	(4,137)	(4,133)
Non-GAAP Loss Before Income Taxes	$(375)	$(11)	$(318)	$(329)

Provision for Income Taxes:
GAAP Provision for Income Taxes	(85)	(9)	$(135)	$(144)
Tax Effect on Non-GAAP Adjustments	(15)	—	14	14
Non-GAAP Provision for Income Taxes	$(100)	$(9)	$(121)	$(130)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$(1,921)	$(26)	$3,661	$3,635
Non-GAAP Adjustments, net of tax	1,424	4	(4,123)	(4,119)
Non-GAAP Net Loss	$(497)	$(22)	$(462)	$(484)

Diluted Income (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Income (Loss) per Share	$(27.44)	$(0.37)	$3.65	n/a
Non-GAAP Adjustments, net of tax	20.34	0.06	(4.11)	n/a
Non-GAAP Diluted Loss per Share	$(7.10)	$(0.31)	$(0.46)	n/a
[a] GAAP Effective Tax Rate is the GAAP provision for income taxes divided by GAAP income before income taxes and calculated in thousands.
[b] Non-GAAP Effective Tax Rate is the Non-GAAP provision for income taxes divided by Non-GAAP income before income taxes and calculated in     thousands.

Weatherford International plc
($ in Millions)
Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures - EBITDA (Unaudited)

	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/1/19 to	Combined
	12/31/20	09/30/20	12/31/19	12/13/19	Results
Net Income (Loss) Attributable to Weatherford	$(200)	$(174)	$(26)	$5,279	$5,253
Net Income Attributable to Noncontrolling Interests	5	7	2	9	11
Net Income (Loss)	(195)	(167)	(24)	5,288	5,264
Interest Expense, Net	70	79	12	21	33
Income Tax Provision	21	8	9	59	68
Depreciation and Amortization	116	117	34	90	124
EBITDA	12	37	31	5,458	5,489

Other (Income) Expense Adjustments:
Reorganization Items	—	—	4	(5,692)	(5,688)
Impairments and Other Charges	(3)	16	—	254	254
Restructuring Charges	92	31	—	96	96
Gain on Sale of Business	—	—	—	(8)	(8)
Share-Based Compensation	—	—	—	4	4
Other Expense, Net	(3)	20	—	8	8
Adjusted EBITDA [1]	$98	$104	$35	$120	$155

Full Year Reconciliation of GAAP to Non-GAAP Financial Measures - EBITDA (Unaudited)

	Successor		Predecessor	2019
	Year	Period From	Period From	Non-GAAP
	Ended	12/14/19 to	01/01/19 to	Combined
	12/31/20	12/31/19	12/13/19	Results

Net Income (Loss) Attributable to Weatherford	$(1,921)	$(26)	$3,661	$3,635
Net Income Attributable to Noncontrolling Interests	22	2	23	25
Net Income (Loss)	(1,899)	(24)	3,684	3,660
Interest Expense, Net	266	12	362	374
Income Tax Provision	85	9	135	144
Depreciation and Amortization	503	34	447	481
EBITDA	(1,045)	31	4,628	4,659

Other (Income) Expense Adjustments:
Impairments and Other Charges	1,236	—	1,104	1,104
Restructuring Charges	206	—	189	189
Prepetition Charges	—	—	86	86
Reorganization Items	9	4	(5,389)	(5,385)
Share-Based Compensation	—	—	24	24
Gain on Sale of Business	—	—	(112)	(112)
Other Expense, Net	53	—	26	26
Adjusted EBITDA [1]	$459	$35	$556	$591
[1]In the first quarter of 2020 the Company began reporting adjusted EBITDA excluding the burden of share-based compensation. Historical periods have been restated to reflect this methodology. For certain of the periods presented, Adjusted EBITDA includes the Gain on Sale of Operational Assets. See continuation of Adjusted EBITDA to Unlevered Free Cash Flow and Free Cash Flow in the last table.

Weatherford International plc
Adjusted EBITDA to Unlevered Free Cash Flow and Free Cash Flow (Unaudited) (Continued From EBITDA Tables)
($ in Millions)
Quarterly Year GAAP to Non-GAAP Financial Measures
	Successor			Predecessor	Q4 2019
			Period From	Period From	Non-GAAP
	Quarter Ended		12/14/19 to	10/1/19 to	Combined
	12/31/20	9/30/20	12/31/19	12/13/19	Results
Adjusted EBITDA [1]	$98	$104	$35	$120	$155
Cash From (Used) for Working Capital	86	59	(25)	(18)	(43)
Capital Expenditures for Property, Plant and Equipment	(54)	(27)	(20)	(73)	(93)
Cash Paid for Taxes	(19)	(20)	(2)	(24)	(26)
Cash Paid for Severance and Restructuring	(28)	(34)	—	(20)	(20)
Other	12	25	53	(98)	(45)
Unlevered Free Cash Flow	$95	$107	$41	$(113)	$(72)
Cash Paid for Interest	(118)	(2)	—	(24)	(24)
Free Cash Flow [2]	$(23)	$105	$41	$(137)	$(96)

Full Year GAAP to Non-GAAP Financial Measures
	Successor		Predecessor	2019
	Year	Period From	Period From	Non-GAAP
	Ended	12/14/19 to	1/1/19 to	Combined
	12/31/20	12/31/19	12/13/19	Results
Adjusted EBITDA [1]	$459	$35	$556	$591
Cash From (Used) for Working Capital	192	(25)	(422)	(447)
Capital Expenditures for Property, Plant and Equipment	(154)	(20)	(250)	(270)
Cash Paid for Taxes	(79)	(2)	(89)	(91)
Cash Paid for Severance and Restructuring	(137)	—	(120)	(120)
Other	29	53	(316)	(263)
Unlevered Free Cash Flow	$310	$41	$(641)	$(600)
Cash Paid for Interest	(232)	—	(272)	(272)
Free Cash Flow [2]	$78	$41	$(913)	$(872)

[1]In the first quarter of 2020 the Company began reporting adjusted EBITDA excluding the burden of share-based compensation. Historical periods have been restated to reflect this methodology. For certain of the periods presented, Adjusted EBITDA includes the Gain on Sale of Operational Assets.
[2]Free cash flow is a non-GAAP measure calculated as cash flows provided by (used in) operating activities, less capital expenditures for property, plant and equipment plus proceeds from the disposition of assets. Management believes free cash flow is useful to understand liquidity and should be considered in addition to but not substitute cash flows provided by (used in) operating activities.